Exhibit 5.1

June 30, 2015

Acura Pharmaceuticals, Inc.

616 N. North Court

Palatine, IL 60067

Re:	Securities Registered Under Registration Statement On Form S-3 And Being Sold Pursuant To Prospectus Supplement Dated June 30, 2015

Gentlemen:

Reference is made to the opinion letter dated March 6, 2013 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-187075) (the “Registration Statement”) filed on March 6, 2013 by Acura Pharmaceuticals, Inc., a New York corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”). The Registration Statement was declared effective by the SEC on March 15, 2013. We are delivering this supplemental opinion letter in connection with the prospectus supplement (“Prospectus Supplement”) dated June 30, 2015 to be filed by the Company with the SEC pursuant to Rule 424 under the Securities Act. The Prospectus included in the Registration Statement (the “Prospectus”) and the Prospectus Supplement relate to the registered direct offering by the Company of up to 9,790,000 shares, par value $0.01 per share, of Common Stock (the “Shares”) having an aggregate offering price of up to $7,636,200 (the “Offering”). The Shares are to be sold pursuant to a Placement Agency Agreement dated June 30, 2015 (the “Agreement”) between the Company and Roth Capital Partners, LLC (the “Agent”) and a Securities Purchase Agreement dated as of June 30, 2015 between the Company and the purchasers named therein (“SPA”).

E-mail: john.reilly@leclairryan.com	One Riverfront Plaza, 1037 Raymond Boulevard, Sixteenth Floor
Direct Phone: 973.491.3354	Newark, New Jersey 07102
Direct Fax: 973.491.3392	Phone: 973.491.3600 \ Fax: 973.491.3555

5640092v2

CALIFORNIA \ CONNECTICUT \ MASSACHUSETTS \ MICHIGAN \ NEW JERSEY \ NEW YORK \ PENNSYLVANIA \ VIRGINIA \ WASHINGTON, D.C.

Malinda Miller \ Attorney in charge, Newark office \ LeClairRyan is a Virginia professional corporation

Acura Pharmaceuticals, Inc.

June 30, 2015

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate and public records and agreements, instruments, certificates, and other documents as we have deemed necessary or appropriate for purposes of this opinion, including; (i) the Registration Statement; (ii) the Prospectus Supplement and the Prospectus; (iii) the Certificate of Incorporation of the Company as certified by the Secretary of State of New York and certified by the Secretary of the Company, and the Amended and Restated By-laws of the Company as currently in effect and as certified by the Secretary of the Company; (iv) the Agreement and the SPA; and (v) a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”), adopted on February 28, 2013, relating to the Registration Statement, and resolutions of the Board of Directors of the Company, dated June 30, 2015, relating to the Agreement, in each case as certified by the Secretary of the Company. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon certificates of certain of the officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

We have also assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document.

This opinion is limited solely to the New York Business Corporation Law (the “NYBCL”), and the reported judicial decisions interpreting those laws as applied by courts located New York, in each case to the extent that the same may apply to or govern the transactions contemplated by the Agreement, the Prospectus Supplement and the Prospectus, and we express no opinion as to the laws of any other jurisdiction. We express no opinion as to the effect of events occurring, circumstances arising, or changes in law becoming effective or occurring, after the date hereof on the matters addressed in this opinion and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Acura Pharmaceuticals, Inc.

June 30, 2015

Based on such examination and subject to the foregoing, we are the opinion that the Shares have been duly authorized and, upon issuance and delivery of the Shares against payment therefor in accordance with the terms of the Agreement and SPA, such Shares will be validly issued, full paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to the references to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ LeClairRyan
LECLAIRRYAN